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                                                                    EXHIBIT 23.3

                     CONSENT OF T. J. SMITH & COMPANY, INC.

March 12, 2004

The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077

Re: Consent of Independent Petroleum Engineers

Gentlemen:

         We hereby consent to the references to our reviews dated February 15, 2002, February 19, 2003 and February 3, 2004, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 2001, December 31, 2002 and December 31, 2003, respectively, in your Form 10-K and to the reference to T. J. Smith & Company, Inc. as experts in the field of petroleum engineering.

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86788) pertaining to the Non-Employee Directors' Stock Option Plan, 1990 Stock Option Plan, 1994 Executive Officer Warrants and 1993 Non-Employee Director Stock Options Plan and in the Registration Statement (Form S-8 No. 333-40009) pertaining to The Texas Meridian Resources Corporation 1995 Long-Term Incentive Plan, The Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan, Cairn Energy USA, Inc. 1993 Stock Option Plan, As Amended, and Cairn Energy USA, Inc. Directors Stock Option Plan, As Amended, and in the Registration Statement (Form S-8 No. 333-83737) pertaining to The Meridian Resource Corporation Geoscientist Well Bonus Plan and The Meridian Resource Corporation Director Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-83735) pertaining to The Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan and The Texas Meridian Resources Corporation Director Stock Option Plan of The Meridian Resource Corporation, and in the Registration Statement (Form S-3 No. 333-41140) pertaining to The Meridian Resource Corporation $100,000,000 Debt, Securities, Preferred Stock and Common Stock and in the Registration Statement (Form S-3 No. 333-75414) pertaining to The Meridian Resource Corporation offering of 1,940,991 shares of Common Stock and in the Registration Statement (Form S-3 No. 333-89620) pertaining to The Meridian Resource Corporation offering of 14,073,684 shares of Common Stock by selling security holders.

                                                Yours very truly,

                                                T. J. Smith & Company, Inc.

                                                /s/  J. Miller Crawford, P.E.
                                                -------------------------------
                                                By J. Miller Crawford, P.E.